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                                 [NEWS RELEASE]

Contact(s):                                              Media Inquiries:
              Visteon Corporation
              Denise Bither                              Public Affairs
              313-755-4063                               5500 Auto Club Drive
              dbither1@visteon.com                       Dearborn, MI  48126
                                                         Facsimile: 313-755-7983


              Investor Inquiries:
              Kent Niederhofer
              313-755-3699
              kniederh@visteon.com


                                                                  [VISTEON LOGO]


FOR IMMEDIATE RELEASE


VOLUME REDUCTIONS IMPACT VISTEON'S FOURTH QUARTER EARNINGS ESTIMATE

DEARBORN, Mich., Dec. 5, 2000 -- Visteon Corporation (NYSE: VC),today announced that Fourth Quarter earnings are anticipated to be lower than analysts' expectations. Visteon is reducing its internal estimate of earnings to about 35 cents per share, which includes a previously announced gain for the sale of its interest in Conix. This decline reflects primarily reductions in production announced by Ford Motor Company.

In addition, Visteon will record a non-cash impairment write-down of approximately $140 million after taxes ($1.08 per share) in the Fourth Quarter to reduce the net book value of the assets associated with the Glass Segment. The write-down reflects revised estimates of the fair value of the assets following the end of discussions with Pilkington plc. Continuing pressures on cost and prices in the sector make it unlikely that Visteon will recover fully the recorded value of assets associated with this business. Visteon remains committed to finding solutions for the Glass Segment during the coming months.

The combined effect of the lower earnings estimate and the non-cash impairment write down will result in a net loss for the Fourth Quarter.


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                                 [NEWS RELEASE]


Visteon is taking a number of aggressive actions to address the softening of U.S. industry volumes. These include:

-        A reduction in capital spending
-        An immediate hiring freeze
-        Eliminating most production overtime
-        And substantial reductions in all discretionary spending.

"These actions can have an immediate effect on the bottom line," said Peter J. Pestillo, Chairman and CEO, Visteon Corporation. "In addition, I've asked Mike Johnston, Visteon's President, to undertake a 30-day functional review of worldwide operations with a goal of reducing structure, eliminating redundancies and streamlining processes."

Visteon Corporation is a leading full-service supplier that delivers consumer-driven technology solutions to automotive manufacturers worldwide and through multiple channels within the global automotive aftermarket. Visteon has a global delivery system of more than 130 technical, manufacturing, sales, and service facilities located in 23 countries. It has 81,000 employees working in three business segments: Dynamics and Energy Conversion; Comfort, Communication and Safety; and Glass.

This press release contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as "estimated" and "potentially" signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties, some of which are and will be identified as "Risk Factors" in our SEC filings. See "Risk Factors" section of our prospectus dated June 13, 2000 as filed with the SEC on June 14, 2000. Should any risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition and results of operations.

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      Visteon news releases, photographs and product specification details are available at www.visteon.com


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